UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2010

INTERNATIONAL ISOTOPES INC.

(Exact Name of Registrant as Specified in Its Charter)

TEXAS	0-22923	74-2763837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-524-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 24, 2010, International Isotopes Inc. (the "Company") entered into a new employment agreement with Steve Laflin (the "Employment Agreement"), effective as of May 31, 2010 (the "Effective Date"), pursuant to which Mr. Laflin will continue to serve as the Company’s President and Chief Executive Officer.  The Employment Agreement includes the following provisions:

•

Annual base salary of $185,000, which will increase to $225,000 upon the closing of an equity offering by the Company with proceeds in excess of $15 million. Base salary is subject to annual review by the Company's Board of Directors (the "Board") and the Compensation Committee.

•

Performance bonus of $50,000 upon the closing of an equity offering with proceeds in excess of $15 million.

•

Benefits generally provided or made available to other executive officers of the Company.

•

Continued salary and benefits for 12 months if the Company terminates the Employment Agreement without Cause (as defined in the Employment Agreement) not less than 60 days prior to the date the Employment Agreement otherwise terminates or in connection with (i) a Board or shareholder vote to sell or dissolve the Company or (ii) action to take the Company private such that its shares are no longer traded on the OTCBB or other national exchange.  No bonus amounts are due following such termination of the Employment Agreement unless they were approved prior to such termination.

The term of the Employment Agreement extends until October 31, 2010, subject to extension by mutual agreement within five months after the Effective Date or earlier termination as set forth in the Employment Agreement.  The parties intend to continue negotiations regarding a longer term employment agreement.

Mr. Laflin is required to keep all confidential information obtained about the Company strictly confidential and is prohibited from making detrimental statements, either directly or indirectly, regarding the Company during the term of the agreement and for 24 months thereafter.  Mr. Laflin also cannot, directly or indirectly, own or become employed by or otherwise provide consulting services to any business competitive with the Company prior to the date of termination of the agreement and for 24 months thereafter in any country in which Company commences business during the term of the agreement.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed with this current report Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                            Financial Statements and Exhibits

(d)                                                                              Exhibits

Exhibit No.	Description

99.1	Employment Agreement, by and between International Isotopes Inc. and Stephen Laflin dated as of May 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Isotopes Inc.

Date: May 27, 2010	By:	/s/ Laurie McKenzie-Carter
Laurie McKenzie-Carter
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement, by and between International Isotopes Inc. and Stephen Laflin dated as of May 31, 2010.